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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF
                           THE SECURITIES ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  AUGUST 21, 1994


                              INVESTORS BANK CORP.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    DELAWARE                         0-16163                  41-1566301
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(STATE OR OTHER                  (COMMISSION FILE        (I.R.S. EMPLOYER
JURISDICTION OF                       NUMBER)            IDENTIFICATION NO.)
INCORPORATION)


             200 EAST LAKE STREET, WAYZATA, MINNESOTA       55413
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             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (612) 475-8500
- - --------------------------------------------------------------------------------


- - --------------------------------------------------------------------------------
             (FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT.)

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     Item 5.   OTHER EVENTS.

     On August 21, 1994, Investors Bank Corp. ("IBC"), Firstar Corporation ("Firstar") and Firstar Corporation of Minnesota ("Firstar Minnesota") entered into an Agreement and Plan of Reorganization (the "Agreement"), pursuant to which IBC will be merged (the "Merger") with and into Firstar Minnesota. Pursuant to the Merger, each outstanding share of Common Stock of IBC would become .8676 shares of Firstar Common Stock and each outstanding share of IBC's Cumulative Perpetual Preferred Stock, Series 1991 would become the right to receive $27.50 (plus accumulated and unpaid dividends) in cash (subject to dissenters' rights). The 303,240 outstanding warrants to purchase 202,160 shares of IBC Common Stock would become warrants to purchase 175,394 shares of Firstar Common Stock. The Merger is intended to be tax free for federal income tax purposes to holders of IBC Common Stock and to be accounted for as a "pooling of interest." The Merger is subject to a number of conditions, including regulatory approval.

     The Agreement also calls for the merger of Investors Savings Bank, F.S.B., the federal savings bank subsidiary of IBC, with and into Firstar Bank Minnesota, N.A. on the date of, and immediately after effectiveness of, the Merger.

     Firstar may terminate the Agreement on or before September 11, 1994 after completion of its due diligence investigation of certain loan files. Investors may terminate the Agreement if the trading price of Firstar Common Stock during the ten trading days ending three days before the special stockholders' meeting to approve the Merger is below $29 per share and at least 12.5% below an index composed of certain commercial banks.

     The Agreement also requires IBC to use its best efforts to repurchase shares of IBC Common Stock to be held in treasury for issuance upon exercise of outstanding options and warrants, to the extent such repurchases do not exceed $2,000,000.

     The approval and announcement of the Merger is exempt from the provisions of the IBC Shareholder Rights Plan. To make clear this clear, Investors has amended its Shareholder Rights Agreement.

     All of the executive officers and directors of IBC have entered into voting agreements that require them to vote for the Merger at a special meeting of stockholders that will be called for such purpose.

     The foregoing summary of the Agreement does not purport to be complete. Reference is made to the press release and the complete copy of the Agreement filed as Exhibits to this Form 8-K for more complete information.

     Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits

               2.1 Agreement and Plan of Reorganization between Investors Bank Corp., Firstar Corporation and Firstar Corporation of Minnesota

               2.2  Form of Voting Agreement

               4.1  First Amendment to Rights Agreement

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               20.1 Press Release relating to execution of Agreement and Plan of
                    Reorganization

               20.2 Press Release relating to Stock Repurchase Plan

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                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    INVESTORS BANK CORP.


                    By  /s/ Lynn V. Bueltel
                       -----------------------------------
                           Lynn V. Bueltel, Senior Vice
                            President and Chief Financial
                            Officer

Dated:    August 22, 1994

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                              INVESTORS BANK CORP.

                                CURRENT REPORT ON

                                    FORM 8-K

                                  EXHIBIT INDEX


Exhibit No.                   Description                                  Page
- - -----------                   -----------                                  -----
     2.1  Agreement and Plan of Reorganization between Investors Bank   . .   6
          Corp., Firstar Corporation and Firstar Corporation of Minnesota

     2.2  Form of Voting Agreement  . . . . . . . . . . . . . . . . . . . .  86

     4.1  First Amendment to Rights Agreement   . . . . . . . . . . . . . .  90

     20.1 Press Release relating to execution of Agreement and Plan of    .  92
          Reorganization

     20.2 Press Release relating to Stock Repurchase Plan   . . . . . . . .  94